Exhibit 31.4

Certification of Principal Financial Officer

Pursuant to Section 302 of the Sarbanes-Oxley Act

I, Benjamin Chung, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A for the fiscal year ended December 31, 2021 of GreenBox POS; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

By: /s/ Benjamin Chung

Benjamin Chung

Chief Financial Officer

(Principal Financial Officer)

Date: May 2, 2022